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                                                                 Exhibit 10(iii)

                                    AMENDMENT
                                     TO THE
                          SUPPLEMENTAL RETIREMENT PLAN
                              OF WITCO CORPORATION

                  WHEREAS, Witco Corporation (the "Company") is considering entering into the Agreement and Plan of Reorganization by and among Crompton & Knowles Corporation, Park Merger Co. and the Company (the "Merger Agreement"); and

                  WHEREAS, the Company has determined that the transactions contemplated by the Merger Agreement should be considered a "Change in Control" of the Company for purposes of the Supplemental Retirement Plan of Witco Corporation (the "Plan") and desires to make certain additional amendments to the Plan.

                  NOW THEREFORE, the Company hereby amends the Plan as follows:

                  1. The definition of "Change in Control" contained in Section
1.7 of the Plan is hereby amended by adding the following to the end thereof:

                  Notwithstanding anything to the contrary contained herein, a merger, consolidation, reorganization or other business combination involving the Company and Crompton & Knowles Corporation ("C&K") or any affiliate of C&K shall be considered a "Change in Control" for all purposes of the Plan.

                  2. Section 1.13 of the Plan is hereby amended by (i) deleting "or" immediately before subclause (c) thereof and (ii) deleting "." from the end of subclause (c) thereof and substituting the following therefor:

                  ; or (d) any voluntary termination of employment by the Officer during the one year period commencing upon the Change in Control.

                  3. Section 4.1(a) of the Plan is hereby amended by adding the following after the words "In the event of" and before the words "the termination" at the beginning of such Section 4.1(a):

         the termination of a Participant's employment within one year after a Change-in-Control by such Participant for any reason in his absolute discretion (and whether or not Good Cause exists) or in the event of




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                                                      Exhibit 10(iii)(continued)

                  4. Section 4.1(a)(2)(ii) of the Plan is hereby amended and restated as follows:

                           (ii) Form of Benefit. The normal form of payment of
                  benefits payable under this Section 4.1(a) shall be a monthly pension payable to the Participant for life with no further payments due after the Participant's death; provided, however, that a Participant may elect any time to receive the Actuarial Equivalent of this benefit in one lump sum. If the Participant elects a lump sum, such payment shall be made no later than ten days following the Termination Date. The factors and assumptions used to calculate the value of that benefit shall be those used under Section 4.17 of the Retirement Plan to calculate the lump sum value of small pensions as of the date immediately prior to the Change in Control.

                  5. Article VI of the Plan is hereby amended by adding the following to the end thereof:

                  Notwithstanding anything herein to the contrary, after a Change in Control, no amendment may be made to Article IV that decreases the protections or benefits provided thereunder.

                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date set forth below.


                                              WITCO CORPORATION,


                                              /s/ E. Gary Cook
                                              ----------------------------------
                                              Name:  E. Gary Cook
                                              Title: Chairman, President and
                                                         CEO


Date:  May 31, 1999
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